Exhibit 99.1

HARVEY MUDD COLLEGE PROVIDES FUEL CELL
CARTRIDGE TECHNOLOGY TO VIASPACE

PASADENA, CA.—May 4, 2006—VIASPACE Inc. (OTCBB symbol VSPC), a company that transforms proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, announced today that its subsidiary company Direct Methanol Fuel Cell Corporation (DMFCC) has received important cartridge technology from a Harvey Mudd College Engineering Clinic design team. The team, sponsored by DMFCC, completed a year-long project to develop innovative tamper/child resistance and authentication features for fuel cell cartridges designed to be used in portable electronics.

The Harvey Mudd College Engineering Clinic program engages a team of students and a faculty advisor to solve real-world technical problems for corporate clients. The corporate sponsor retains rights to all intellectual property developed by the team. The Harvey Mudd design team presented its Engineering Clinic results on campus on Tuesday, May 2, 2006.

DMFCC produces methanol fuel cartridges that provide the energy source for laptop computers and other portable electronic devices that will be powered by direct methanol fuel cells. Fuel cells are expected to gain a substantial market share because they offer longer operating time as compared to current lithium ion batteries and may be instantaneously recharged by simply replacing the disposable fuel cartridge.

“I was very impressed with the work of the Harvey Mudd team,” stated Dr. Carl Kukkonen, CEO of both VIASPACE and DMFCC. “They provided several alternative designs, and made a prototype of their best design for a child resistant cartridge. The students recognized that a major real-life challenge is product cost and simplicity. They came up with a simple and elegant design. We have filed two provisional patents incorporating their ideas.”

About VIASPACE: VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security and public safety, and information and computational technology. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com, or contact for Investor Relations, Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

About Harvey Mudd College: Harvey Mudd College, located in Claremont, California in suburban Los Angeles, was founded in 1955 in cooperation with the family of Harvey S. Mudd, a mining engineer and co-founder of one of the richest copper mines in the world. Harvey Mudd College, with a student body of just 700 students, is a leader in engineering, science, and mathematics education. Its mission is to educate undergraduate men and women in a demanding academic setting focusing on engineering, science, and mathematics, that also provides a rich background in humanities and social sciences. Harvey Mudd College is ranked in the top 20 small liberal arts colleges, and is listed as having one of the very best undergraduate engineering programs in the nation.

Press contact: Carl Kukkonen 626-768-3360
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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Similarly, statements in this release that describe the company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These statements are only predictions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, as well as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.